SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2016

Horizon Minerals Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-176798	41-2281448
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

9101 West Sahara Avenue

Suite 105 - 197

Las Vegas, Nevada  89117

(587) 984-2321

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

Certain statements contained in this Current Report constitute "forward-looking statements.” These statements, identified by words such as “plan,” "anticipate," "believe," "estimate," "should," "expect" and similar expressions include our expectations and objectives regarding our future financial position, operating results and business strategy. These statements reflect the current views of management with respect to future events and are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from those described in the forward-looking statements. Such risks and uncertainties include those set forth under the heading “Risk Factors” and elsewhere in this Current Report. We do not intend to update the forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information. We advise you to carefully review the reports and documents we file from time to time with the SEC, particularly our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

As used in this Current Report on Form 8-K, the terms "we,” "us,” "our,” “Horizon” and the “Company” mean Horizon Minerals Corp., and our wholly owned subsidiaries, unless otherwise indicated. All dollar amounts in this Current Report are in U.S. dollars unless otherwise stated.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On October 4, 2016, we entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Gold Exploration Management Inc., a Nevada corporation (“GEM”).  Pursuant to the Asset Purchase Agreement, GEM agreed to sell to us its title to 220 twenty-acre lithium mineral claims situated in Great Basin in the Southern Nye County (the “Crystal Basin Claims”), 203 twenty-acre lithium mineral claims located in central Nye County, Nevada the “Scotty’s Southeast Claims”, 400 twenty-acre lithium claims located in San Bernardino County, California (the “Cholla Claims”), and 200 twenty acre lithium mineral claims located in Elko County, Nevada (the “North Limb Claims”). As consideration for the sale of the Claims, we issued thirty million (30,000,000) restricted shares of our common stock (the “Consideration Shares”) to GEM. Furthermore, we agreed to appoint David A. Bending to the Board of Directors.

On December 20, 2016, we amended the Asset Purchase Agreement to reflect the change in the Claims we negotiated with GEM. Pursuant to the Asset Purchase Agreement, as amended, the number of claims had changed as follows: the Crystal Basin Claims increased to 245 claims from the original 220 claims, the Scotty’s Southeast Claims increased form the original 203 claims to 312 claims, the Cholla Claims increased from the original 400 claims to 424 claims, and the North Limb Claims were decreased from the original 200 claims to 160 claims. North Limb claims were also renamed as North Lobe claims. In addition, added 224 twenty-acre generative claims that are located in the area of our interest, however, which have not been assigned to any specific group of claims.

The rights, title, and interest to the claims are held in irrevocable trust by GEM for our sole benefit until such date that the ownership of each claim can be officially transferred and registered with the appropriate federal, state, and county governmental agencies. The sale and purchase of the Claims is conditional upon the change of ownership, failing which the Asset Purchase Agreement, as amended will become null and void and GEM will return the Consideration Shares.

As a result of the issuance of the Consideration Shares and the creation of an irrevocable trust in connection with the December 20, 2016 amendment to the Asset Purchase agreement, we completed our acquisition of the Claims.

ITEM 5.06

CHANGE IN SHELL COMPANY STATUS

As a result of our entry into the Asset Purchase Agreement, we have ceased to be both a shell company and an issuer described in paragraph (i)(1)(i) of Rule 144 of the Securities Act. Accordingly, we have included in this Current Report on Form 8-K the information that would be required if we were filing a general form for registration of securities on Form 10 as a smaller reporting company.

FORM 10 INFORMATION

BUSINESS

Overview

We were incorporated on May 11, 2006 under the laws of the State of Delaware.

Our business plan is to assemble a portfolio of mineral properties and to engage in the exploration and development of these properties.

Asset Purchase Agreement

On October 4, 2016, we entered into the Asset Purchase Agreement with GEM.  Pursuant to the Asset Purchase Agreement, GEM agreed to sell to us its title to 220 twenty-acre Crystal Basin Claims, 203 twenty-acre claim units entitled the Scotty’s Southeast Claims, 400 twenty-acre Cholla Claims, and 200 twenty-acre North Limb Claims (collectively the “Claims” or “Portfolio”). As consideration for the sale of the Claims, we issued thirty million (30,000,000) restricted shares of our common stock (the “Consideration Shares”) to GEM. Furthermore, we agreed to appoint David A. Bending to the Board of Directors.

On December 20, 2016, we amended the Asset Purchase Agreement to reflect the change in the Claims we negotiated with GEM. Pursuant to the Asset Purchase Agreement, as amended, the number of claims had changed as follows: the Crystal Basin Claims increased to 245 claims from the original 220 claims, the Scotty’s Southeast Claims increased form the original 203 claims to 312 claims, the Cholla Claims increased from the original 400 claims to 424 claims, and the North Limb Claims were decreased from the original 200 claims to 160 claims. North Limb claims were also renamed as North Lobe claims. In addition, we added 224 twenty-acre generative claims that are located in the area of our interest, however, which have not been assigned to any specific group of claims.

The rights, title, and interest to the claims are held in irrevocable trust by GEM for our sole benefit until such date that the ownership of each claim can be officially transferred and registered with the appropriate federal, state, and county governmental agencies. The sale and purchase of the Claims is conditional upon the change of ownership, failing which the Asset Purchase Agreement, as amended will become null and void and GEM will return the Consideration Shares.

As of the date of the filing of this Current Report on Form 8-K, our Claims consist of 306 fully registered and renewed claim units totalling 6,120 acres and 1,059 claim units totalling 20,540 acres that have been located, however, for which required fees have not been paid. To finalize the registration of the located units we will be required to pay the filing fees within 90 days from the date they were located or re-located.

As part of our Agreement, as amended, we agreed to assume all financial liabilities of the Claims including registration fees and taxes payable to federal, state, and county government agencies.

The mineral titles are subject to payment of annual maintenance fees as of August 31, 2017, and the Company is fully prepared to meet these requirements as warranted by the results of the ongoing exploration work.  No minimum field or assessment expenditures are required by either the US Bureau of Land Management (“BLM”) or the Asset Purchase Agreement, as amended.  Exploration work is planned purely on the basis of the financial capacity and objectives of the Company, save and except the annual maintenance fees but the Company plans an efficient and focused effort to rank and advance the targets to the discovery stage or decisions to negotiate farm out transactions or termination.

Our business plan is to assemble a portfolio of mineral properties with lithium potential and to engage in the exploration and development of these properties. We are currently focusing our resources on the exploration of a section of the Scotty’s Southeast Claims (the “SFE Property”). See “SFE Property” below. The remaining portion of the Scotty’s Southeast Claims, and the Crystal Basin Claims, Cholla Claims and North Lobe Claims (formerly referred to as “North Limb” claims) remain properties of interest to the Company but we do not have any immediate exploration plans on these properties. See “Properties of Interest” below. We are also actively reviewing other potential lithium mineral properties for future acquisition.

SFE PROPERTY

On October 4, 2016, we entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Gold Exploration Management Inc., a Nevada corporation (“GEM”).  Pursuant to the Asset Purchase Agreement, as amended, GEM agreed to sell to us its interest in the section of the Scotty’s Southeast Claims a portion of which consists of the SFE Claims.

Property Description and Location

490,000 mE
510,000 mE
4,130,000 mN
4,080,000 mN
US-95
Scotty's Junction
SR-267
Esmeralda County
Nye County
SARCOBATUS
T08S R46E
T09S R46E
150km
-> Las Vegas
SFE Property
FLAT
MM
NM
ML
NL
SARCOBATUS FLAT
N
0
5
10
kilometers
RENO
CARSON CITY
SFE Property
Pahrump
LAS VEGAS
0
100
200
kilometers
Horizon Minerals, Corp.
SFE Property
Nye County, Nevada, USA
Location Map
T09S - R. 46E
1 : 250000 - UTM, WGS84, Zone 11N
February 27, 2017
GIS : JDW

The SFE Property is located in southern Nevada, approximately 29 kms (18 miles) northwest of Beatty, Nevada. The Property centroid is UTM 501,449mE, 4,105,700mN (UTM WGS84, zone 11N) or Longitude 116.984° by Latitude 37.09761°. The claim block comprising the SFE  Property lies within portions of the northwest quadrant of the Springdale SW, and the northeast quadrant of Bonnie Claire SE 7.5’ (1:24,000 scale) US Geological Survey topographic base maps. The SFE Property is located approximately 11 kms (7 miles) north of the northern boundary of Death Valley National Monument.

The mineral claims comprising the SFE Property include 21 association placer claims accruing 2,229 acres covering portions of sections 36, T9S, R44E; section 31, T9S, R45E; sections 1, 12, T10S, R44E; and sections 5, 6, 7, 8, T10S, R45E of the Mount Diablo Base and Meridian.

As of the date of this Current Report on Form 8-K, of the 21 association placer claims, 16 claims have been located in the field and registered with full fees paid to Nye County and the BLM and renewed for the 2017 assessment year as valid, adjudicated, and active claims. The claims cover either 80 acres (4 - 20 acre units) or 160 acres (8 - 20 acre units). An additional five association placer claims have been located in the field with fees paid to Nye County. The required BLM fees have not yet been paid for these five claims, as such,  the claims cannot be considered to be fully valid.

In addition to the 21 located association placer claims described above, an additional 20 association placer claims (160 acres each, 8 - 20 acre units), were located in the field on December 18, 2016. These claims have not yet been filed with Nye County or BLM, and fees required for full validation have not yet been paid.

The BLM administers the surface and mineral estate of the SFE Property under the Federal Land Policy and Management Act (“FLPMA”) of 1976. All association placer claims comprising the SFE Property have to be filed and registered with both the BLM and the Nevada county where they are located, in this case Recorder’s Office in Nye County, and in Las Vegas office of the BLM. Mineral deposits subject to placer claims include all deposits not subject to lode claims (e.g. metallic minerals/metals incorporated in bedrock). By US Congressional acts and judicial interpretations, many nonmetallic bedded or layered deposits, such as gypsum and high calcium limestone, are also considered placer deposits. Eight qualified persons or companies can locate a 160-acre placer claim. An association placer claim must be in one contiguous parcel lying side by side. By recording a location notice with the BLM, the locators are representing to the United States government that they meet the qualifications for locating an association placer claim and that they are not using the names of other persons as nominee locators to locate more than 20 acres per claim for their own benefit.

BLM unpatented claim holding fees are currently $155/lode claim and $155/20 acres placer claim up to 160 acres for the annual maintenance. Nye County claim fees are presently $40.50/claim for initial filing, with a $7.00 map fee and annual maintenance fees are $10.50/claim. The association placer claims comprising the SFE Property will remain in effect for as long as the claim holding fees are paid in a timely manner to both the BLM and Nye County.

Our interest in the association placer claims comprising the SFE Property as described in this Annual Report are held in irrevocable trust by GEM based on the terms of the Asset Purchase Agreement Agreement, as amended. No formal transfer of the title of the claims comprising the SFE Property from GEM to Horizon has occurred. 16 of the 21 association placer mining claims comprising the SFE Property are valid and in good standing, with all BLM and Nye County fees paid for the assessment year ending on August 31, 2017, and October 31, 2017, respectively.

Location, Access, and Physiography

The SFE Property is reached by traveling north 56 kms (35 miles) from Beatty, Nevada on State Highway 95 to Scotty’s Junction, then 10.5 km west on County Road 267 to the turnoff for the historic site of Bonnie Claire. Here a dirt road (at UTM coordinates 488945mE - 4120085mN, zone 11S, WGS 84) is travelled south 17 kms (10.75 miles) to the southwest corner of the Horizon claim block. Total travel time from Beatty to the SFE Property is about one hour and a quarter.

Supplies, gas stations, restaurants, hotels, and other services are available in Beatty. More extensive supplies, hotels, restaurants, services, government offices, etc. and non-technical labour suitable for advanced exploration are available in Pahrump located 175 kms (109 miles) south of Scotty’s Junction.

The SFE Property is located within the south end of the topographic basin referred to as Sarcobatus Flat. Situated within the Great Basin Physiographic Province, north-northwest trending Sarcobatus Flat is approximately 30 km (19 miles) long by 20 kms (12 miles) with a drainage basin encompassing 2,070 km2 (800 miles2) (Iconic, 2016). The north end (“north basin”) of Sarcobatus Flat is approximately linear while the south end (“south basin”) where the SFE Property is located is much more asymmetric. Salt, borate, and other evaporites are being actively deposited in the north basin. The north basin is not completely closed, suggesting surficial dilution of evaporite units may be occuring. The northwest trending Amargosa Range flanks the western side of Sarcobatus Flat, the Bullfrog Hills, the south end, and the western flank of Pahute Mesa the eastern side. The SFE Property is characterized by flat to very gently sloping topography, mostly consisting of alluvium and colluvium (“desert pavement”) deposited by sheet wash. Elevations do not vary greatly, ranging from the west side at approximately 1,287 m (4,225 feet) to the east side of the Property at 1,242 m (4,075 feet). The south basin becomes completely closed near the east margin of the Property.

The northern portion of the Mohave Desert extends into this part of Nevada. Sparse vegetation mostly consists of rabbit brush, and widespread small Mohave yucca trees. Soil is poorly developed. The depth to water is unknown but the north end of Sarcobatus Flat has occasional shallow standing water following moderate to heavy rainfall.

As reported in the Beatty weather station, the average annual high temperature is 74.1°F (23.4°C) and the average low temperature is 43°F (6.1°C) with an overall year-round average of 58.5°F (14.7°C). Annual rainfall averages about 6.0 inches (1.53 cm) (www.usclimatedata.com). Rainfall can occur year-round but the wettest months are the December through March period. Work activity is possible year-round, but transit across clay-rich surfaces can be difficult to impossible after periods of rainfall.

History

The area known as Bonnie Claire, Scotty’s Junction or Sarcobatus Flats has been the site of metal and industrial minerals development since Bonnie Claire was founded in 1906. A small camp was developed in the 1880’s when a stamp mill was built at a site called Thorpe’s Wells, north of the current SFE Property area. The mill handled ore from three mines near Gold Mountain, near the current site of Gold Point, about 25 kms (15 miles) northwest. In 1906 the Bullfrog - Goldfield Railway reached the site of Thorp’s Wells. Metal mining and processing activity continued until 1928. No industrial borax or salt production is documented from the area. Regional mining activity has been dominated by the significant precious metals mines in the Beatty District, 35 kms (22 miles) south of the Property, and the world-class Goldfield and Tonopah districts, 45 kms (28 miles) and 75 kms (46 miles) north, respectively. Some lightweight aggregates are produced from mafic cinder cones along the same trend.

Lithium has been produced at Silver Peak since 1966 and this deposit has become the largest source for light alkali metal. In addition to Silver Peak Marsh, some playas, both closed and open basins, in southwestern Nevada were explored in the 1960’s by companies interested in lithium.

Claim staking and exploration activity reflecting the lithium exploration activity of 2011 to 2012 occurred but no published information is available concerning this work. Borax, sodium sulphate and sodium carbonate were actively developed in other salinas in the region, notably Columbus Marsh, Teels Marsh, Clayton Valley and Rhodes Marsh. Borax mining began with the discovery of borate deposits in 1872 in Columbus Marsh and Teels Marsh. Borax mining in Nye County was superseded by the development of larger deposits in California in 1892. Significant modern lithium exploration resumed in September 2015 with commencement of active staking and evaluation work which continues to this time. It is unknown if any of this recent staking activity occurred within the SFE Property boundaries; no evidence was observed during the field visit of February 2, 2017..

Geology

The Property lies within a Tertiary and Quaternary pull-apart basin within the Basin and Range Province along the Walker Lane Structural Trend. The rocks in the area range in age from Paleozoic clastic sedimentary rocks to Quaternary basaltic volcanic rocks with basins filled with Quaternary evaporites, clay and tuff beds, and sandy horizons. While as the older clastic sedimentary rocks are not of special interest to the lithium target objective, except as permeability boundaries along the west flank of the basin, the eastern flank of the structurally bounded basin is dominated by the Miocene Horse Springs Formation and Thumb Formation (and their equivalents) which are known to host anomalous lithium concentrations. The southeastern terminus of the south basin is flanked by the Tertiary felsic center at Beatty, another source of lithium.

The south basin where the Property is located is covered by an unknown thickness of gravel and alluvium, deposited by sheet wash deposition. No salt or other evaporites are exposed within the Property boundaries. The extent of possible lithium bearing strata and brines into the south basin is unconfirmed at present. However, the structural basin does extend to the south indicated by topography and interpreted structural boundaries. This interpretation is also supported by regional isostatic gravity data published by the US Geological Survey (USGS). This implies that the south basin is at least permissive for possible lithium enrichment within sediments concealed beneath the alluvial veneer.

Mineralization

The primary deposit type sought in the Property is brine horizons in closed, structurally bounded sub-basins within asymmetric deep extensional basins in the Mojave Desert area of Nevada. Unlike some deposits in Chile, the target objective is brine in porous and permeable strata below the surface, and not surficial waters. The basins can be as deep as 2 kms (1.2 miles) and the permeable brine saturated reservoirs are mapped with seismic and CSAMT surveys. A secondary target objective is represented by lithium bearing clays and in particular hectorite, but the economics of brine production are more attractive. The brines can be concentrated by evaporation ponds but are also potentially amenable to other concentration methods such as ion exchange, resins, and semipermeable membranes. These technologies are not yet proven. The focus of most work is defining brines amenable to pre-concentration and production of lithium carbonate. Lithium carbonate and lithium phosphate have been produced as a byproduct of commercial borates, potash, sodium sulphate, and soda ash (sodium bicarbonate) at Searles Lake, California. Lithium has been produced as part of clay production in Hector, California and hectorite deposits are the subject of active evaluation and development programs in Kings Valley, Nevada and various locations in Sonora, Mexico.

The chemistry and alkali ratios of the brines are important for potential recovery methods. The literature emphasizes Li/Cl ratios and Mg/Li. Alkali ratios and water chemistry in the basinal brines differ significantly from surface sampling of clays or mixed surficial and basinal waters and other sediments. The presence of anomalous lithium values in playa sediments, defined as higher than 300 ppm, is a good initial indication of potential but only drilling and systematic sampling of the brines can confirm the economic potential of a property. It is significant that the initial sampling of the salina at Clayton Valley returned a mean value of only 147 ppm Li with a peak value of 200 ppm. Shallow clay and water/brine samples may be prone to leaching and dilution by meteoric waters as well as dilution by windblown sand and fine lithic particles. Surface sample results vary with time, particularly in shallow water samples. This may be related to seasonal flux of surface waters from rain and drainage from the enclosing basin.

Lithium source rocks are a fundamental element of target selection. Published analyses of the fine fraction in the upper member of the Miocene Esmeralda Formation, a tuffaceous lake bed and ash sequence, yielded values as high as 4,000 ppm suggesting a natural source rock for the lithium bearing brines. Further south, the very extensive Horse Creek and Thumb Mountain Formations, in the Muddy Mountains and in extensive areas within the Nevada military test site hosts lithium concentrations in the range of 100 to 3,500 ppm and represent other attractive source rocks. In northern Nevada, the McDermitt Caldera is another well-documented lithium enriched volcanic center with extensive areas of altered moat sediments with lithium concentrations in the range of 5,000 to 6,500 ppm. Permissive lithium source environments are not limited to the central Walker Lane Area.

The USGS followed a sequential protocol which involved surface sampling of clays and salts on the salina surface, shallow test pit or auger sampling (one to three meters) and deeper Mud Rotary drill holes which were limited by access on some wet playas. Conventional sequenced excavation would use the surface and shallow sampling to validate a target basin as prospective followed by sequential geophysics. Airborne gravity, EM (Electro-Magnetic) and magnetic surveys help to define the basin at the lowest possible cost. Airborne or ground tools to map resistivity and conductive zones (presumed to be brines) are followed by and supported by selective seismic surveys, which are best performed with a truck mounted mobile impact device (‘thumper’) to provide more details for basin geometry and map porous and/or impermeable horizons which become the definitive drilling targets. In Nevada, permitting for drilling represents a four to six month process so the optimal plan is to complete the other systematic work to properly plan and permit the drilling.

Lithium brine deposits are trapped volumes of saline groundwater enriched in dissolved lithium. The target brines range from 100 to 1,400 parts per million in structurally bounded, closed basins which generally form in arid evaporitic environments in Tertiary to Quaternary terranes. Although lithium concentrations of potential interest occur in some oilfields, the surface evaporative concentration required to enrich the brines for economic recovery requires an arid environment. This precludes recovery from oilfield brines along the Gulf Coast of the United States and Mexico until viable ion exchange or other selective extraction technologies can be perfected. The chemistry of the brines is also critical to the economics of concentration, and high proportions of magnesium limit recoveries by evaporation. It is possible that advancing membrane or ion exchange mechanisms can serve to resolve this problem and mitigate the need for large evaporation ponds.

Water rights are a fundamental component of securing targets for development because the saline groundwater is pumped up for evaporation. This is a profound economic hurdle for the active explorers in the area and is a reminder that as any project gains credibility application for the water rights becomes an urgent priority.

Lithium brines occur in some peripheral portions of the Great Salt Lake Basin and in Sevier Lake in Utah along the eastern margin of the Great Basin. The Great Salt Lake is the largest surface salt lake in the Western Hemisphere. Lithium concentrations of substance are reported in the northern arms of the Great Salt Lake in Utah, subsurface reservoirs of the Paradox Basin in Utah and the Rock Springs Dome in Wyoming. Both of these phenomena are associated with Mesozoic and Tertiary evaporitic continental basins. Admixture of marine waters may generate evaporitic sodium chloride, gypsum/anhydrite and potassium chloride deposits but is unfavourable for development of potentially economic lithium concentrations. These areas have been subject to commercial salt recovery operations and Sevier Lake is currently under development for both potassium and lithium brines.

Key characteristics of lithium deposits are summarized below.

-

Lithium resource potential is limited by an arid climate and a closed, tectonically active basin. This is enhanced by elevated heat flow from young volcanos, geothermal cells or hot springs due in part to the enhanced solubility of lithium in hot fluids relative to cold groundwater.

-

Some but not all sodium chloride bearing brine reservoirs are associated with lithium deposits. Many show no such association and the alkali ratios including the association with boron, bromine, magnesium and potassium are all diagnostic factors. Boron shows an historical correlation with lithium bearing basins in the Mojave Desert in California and Nevada, but all boron enriched brines are not necessarily viable lithium targets. High magnesium ratios complicate brine processing for lithium recovery.

-

Tertiary and Quaternary tectonics leading to development of deep closed traps are fundamental to the formation and preservation of lithium brine deposits. Basin geometry and aquifers are mapped by gravity surveys, resistivity surveys, and detailed seismic profiles. Some Tertiary volcano-sedimentary sequences host strongly anomalous lithium concentrations but may be more important as source environments than as economic targets.

-

Felsic ash and tuff deposits, large nested felsic caldera complexes, granitoid basement complexes and the immature sediments which are derived from these materials are all potential sources of lithium if climate and the physiography needed for trapping are present.

-

Some Tertiary lacustrine and clastic sequences host elevated levels of lithium and borates. The USGS has investigated the Horse Springs Formation in Southern Nevada as a potential lithium target environment but it is equally important as a source rock for lithium in basins from Clark County to the areas in Esmeralda and Nye County surrounding the Military Test Site area, Sarcobatus Flats (Scotty’s Junction) and the Amargosa Valley.

-

Lithium brines develop and are retained in closed basins of substantial depth. If the basins have sufficient depth it is possible that the presence of shallow outflow horizons will not preclude the presence of viable targets in an otherwise permissive basin.

-

If the long-term rate of precipitation exceeds evaporation the basin will be flushed into surrounding drainages and the lithium reservoir degenerates.

-

Lithium brines develop in the arid longitudinal belts on either side of the equator with the optimal zones between 19° and 37° degrees north or south. This may be enhanced by rain shadow effects as are readily observed in the Mojave Desert portions of the Great Basin in the United States and the Sonora Desert of Mexico.

-

The target brines are trapped in subsurface aquifers and are not present at all depths. In many target environments shallow surficial waters are diluted by admixture of meteoric waters and do not represent the target potential of an otherwise permissive basin. Deeper testing, including CSAMT surveys and drilling, may be the only way to determine if a fertile basin hosts an economic brine resource below the zone of meteoric water mixing. This may be a trapped, fossil aquifer or otherwise be separated from meteoric mixing by impermeable strata and cross structures.

-

Another favorable indicator is the presence of hectorite (Na0.3(MgLi)3Si3010OH2), a clay mineral which selectively absorbs lithium and holds its lattice, and may be utilized to map permissive basins and fluid pathways. Lithium-bearing hectorite is documented in the Clayton Valley, Teels Marsh, Fish Lake Valley, Columbus Marsh, Scotty’s Salina and Scotty’s Flats, the Amargosa Flats, the Stewart Valley Salina, the lithium bearing Miocene Horse Springs Formation in Clark County, and Northwestern Nevada including the McDermitt Caldera and the Kings Valley deposit. In Kings Valley hectorite and Bacanora, Mexico is the primary ore mineral. It was originally discovered and mined in Hector, California, its type locality.

Current Exploration Activities

No exploration has been completed on the SFE Property.

Interpretations and Conclusions

Concentrations of lithium and other elements amenable to evaporitic concentrations from continental brines.

These general characteristics include:

-

Arid climate

-

Closed basin

-

Tectonically driven subsidence

-

Associated volcanic or geothermal activity

-

Suitable lithium source rocks

-

Sufficient time to allow for brine concentration

No salt or other evaporates are exposed within the SFE Property boundaries. The extent of possible lithium bearing strata and brines into the south basin is unconfirmed at present. However, the structural basin does extend to the south indicated by topography and interpreted structural boundaries. This interpretation is also supported by regional isostatic gravity data published by the US Geological Survey (USGS). This implies that the south basin is at least permissive for possible lithium enrichment within sediments concealed beneath the alluvial veneer.

Recommendations

Phase I

A Phase I budget is proposed to further evaluate lithium sediment or brine potential within the SFE Property.

Phase I budget Gravity, magnetic and CSAMT surveys to map basin geometry and conductive brine bearing aquifers are recommended. Thumper seismic surveys should be completed to refine aquifer stratigraphy and select priority fluid traps for drill testing. This combination of surveys is the most cost effective and environmentally appropriate for the sequenced evaluation of the Property.

The Phase I budget is detailed below.

Item / Description	USD$
Geologic planning, supervision, reporting	12,000
Vehicle mileage	5,000
Lodging and meals	5,000
ATV rental with trailer	3,000
Seismic survey 3 line miles @ $12,000/mile	36,000
Gravity survey	25,000
CSAMT survey	60,000
Geophysical modeling/interpretation	5,000
Hydrological modeling and recommendations for drill holes	15,000
Subtotal	166,000
10% contingency	17,000
Total Phase I Budget	183,000

Following geophysical modelling and evaluation, a Phase II budget is recommended only if results from the Phase I program warrant further drill testing.

Phase II

Permitting for seismic lines will (probably) be needed. Location of possible drill holes will be reliant on a thorough analysis of the available geophysical data generated during the Phase I program. Based on drill holes completed in the north basin by Iconic Minerals Ltd., a company that staked several claims and commenced an exploration work just to the north of the SFE Property, it is likely that proposed hole depths will be on the order of 475 to 625 m (1,550 ft. to 2,050 ft.)

Hydrogeological testing including packer tests, water sampling, downhole geophysics including EM methods, and permeability tests to commence evaluation of the target brine horizons. The holes should be left cased and open to allow re-entry and further hydrological work. The drilling methods used and the details of water sampling and hydrogeological studies will vary widely depending on the depth to the target brine reservoirs and the projected budgets are therefore not defined at this stage of work.

PROPERTIES OF INTEREST

The balance of the Claims that do not consist of the SFE Property are properties of interest of the Company and no exploration on these properties is anticipated in the near future.

The Claims all lie within Tertiary and Quaternary pull-apart basins within the basin and range province of the Western United States.  The rocks in the area range in age from Paleozoic clastic sedimentary rocks to quaternary basaltic volcanic rocks and basins filled with quaternary evaporates, clay and tuff horizons, and sandy horizons. While as the older clastic sedimentary rocks are not of special interest to the lithium target objective except as permeability boundaries, the basins are all related to lithium bearing felsic volcanic or lithium bearing granitic sources rocks.  These source rocks range in age from Proterozoic (in the Mojave Desert in California) to felsic tuffs of Eocene and Paleocene age.  Some source rocks are in deformed Eocene basinal sequences. The Muddy Mountains host no closed basins to trap brines but the larger basins in the test site area offer much more volume for source rocks. The Claims are generally at an early stage but well defined opportunities for discovery of brines with significant concentrations of lithium and other elements amenable to evaporitic concentrations from continental brines.

The Claims are all located in a geopolitical environment permissive to commercial development. Access and infrastructure are ideal for a cost effective program of target definition and development using well defined geological, geochemical and geophysical tools and rapid advancement to the drilling stage.

Crystal Basin Claims

The Crystal Basin Claims consist of 245 twenty-acre unpatented mining claims located in Southern Nye County. 154 of the 245 original claims have been filed and renewed with the BLM and will expire on September 1, 2017, if we do not renew the claims. The Crystal Basin Claims are held in irrevocable trust by GEM based on the terms of the Asset Purchase Agreement, as amended, with 91 claims pending filing. They are 100% controlled by Horizon without underlying obligations or encumbrances save and except a 2% Gross Production Royalty to GEM.

The Crystal Basin lies in southern Nye County at the SE corner of the Amargosa Valley in a structurally defined secondary closed basin between 2 and 10 km (1.24 to 6.21 miles) SW of Nevada highway 95, 70 km (43.50 miles) northeast of the City of Las Vegas and 25 km (15.53 miles) northwest of the unincorporated community of Pahrump, Nevada.  The claims are traversed by roads developed for the adjoining complex of clay mining operations, power lines and a history of surface disturbance and prospecting.  The clay deposits overlie the basinal sediments of interest and the surface is dominated by very young felsic ash deposits which have been altered to the commercially significant saponite, montmorillonite and zeolite deposits that have generated a local mining culture and infrastructure. The village of Crystal offers low cost lodging within 3.21 km (2 miles) of the subject property in this area. The elevation of the area is 609.6 to 640 meters (2000 to 2100 feet) above mean sea level, and the climate is typical of the Amargosa/ Mojave Desert with hot summers and cool dry winters. Annual rainfall is about 5 cm (1.97 inches ) per year.

No exploration has been carried out by the Company on the Crystal Basin Claims to date and the Company has no immediate exploration plans.

Scotty’s Southeast Claims

The Scotty’s Southeast Claims consisted of 312 twenty-acre unpatented mining claims located in Central Nye County. The only retained interest the Company has in these claims are referred to as the SFE Property.  See “SFE Property”. The Scotty’s Southeast Claims are held in irrevocable trust by GEM based on the terms of the Asset Purchase Agreement, as amended and are 100% controlled by Horizon without underlying obligations or encumbrances save and except a 2% Gross Production Royalty to GEM.

The Scotty’s Southeast Claims were located September 14 to 18, 2016 in south Central Nye County 24 KM (15 miles) south of Scotty’s Junction Airport, two to four miles southwest of US Highway 95.  The claims lie in south central Nye County, 16 to 32 km (10 to 20 miles) north of the mining community of Beatty, Nevada, 129 km (80 miles) south of Goldfield, 5 to 13 km (3 to 8 miles) west of Nevada Highway 95, and 249 km (155 miles) north of Las Vegas.  The elevation of the area is 609.6 to 640 meters (2000 to 2100 feet) above mean sea level, and the climate is typical of the Amargosa/ Mojave Desert with hot summers and cool dry winters.  Annual rainfall is about 5 cm (1.97 inches ) per year.

The location and climate of these Claim areas permit exploration work at all times of the year, subject to very rare periods in which transient rainfall renders the salina or mudflat surface soft but still accessible to ATV and four wheel drive conventional vehicles.

With the exception of SFE Property, no exploration has been carried out by the Company on the Scotty’s Southeast Claims to date and the Company has no immediate exploration plans..

Cholla Claims

The Cholla Claims consist of 424 unpatented twenty-acre claims located in eastern San Bernardino County between Barstow and Needles, California, which were located in September and October and relocated in the period December 2 to December 5 and further relocated on March 20, 2017. As of the date of the filing of this Current Report on Form 8-K Cholla Claims are yet to be filed with the BLM or San Bernardino County. We have until June 18, 2017, to file our Cholla Claims with San Bernardino County, and until June 16, 2017, to file the Cholla Claims with BLM at which time filings fees will be required to be paid. The funds to file these claims have not been available during this phase of work but the documentation is ready to be filed.

The Cholla Claims are held in irrevocable trust by GEM based on the terms of the Asset Purchase Agreement, as amended and are 100% controlled by Horizon without underlying obligations or encumbrances save and except a 2% Gross Production Royalty to GEM.

The Cholla Claims consist of 53 association placer claim blocks, representing the equivalent of 424 claim units totaling 7,840 acres, in San Bernardino County, 3.2 to 9.7 km (two to six miles) south of the historic route 66, approximately midway between the communities of Barstow and Needles in the Mojave Desert in California. They are located in four discrete parcels called the Northwest, West, East and Turtle trend Blocks. Although the geological data available suggest that the prospective environment is far more extensive than the current land position most of the area selected for consolidation in early 2016 was alienated from mineral development by the new Mojave Trails National Monument.  The claims which were relocated and retained for evaluation after systematic study of the area lie in the Bristol Basin east and northeast of the Bristol Lake Salt Flats.

No exploration has been carried out by the Company on the Cholla Claims to date and the Company has no immediate exploration plans.

North Limb Claims

The North Lobe Claims originally called North Limb Claims consist of 160 unpatented twenty-acre claims located in northeastern Nevada in Elko County along the border with Utah, approximately 16 to 24 km (10 to 15 miles) north of Wendover, Nevada. The original package of 200 claims was reduced to 160 claim units, and lies 8 to 19 km (5 to 12 miles) north of U.S. Interstate Highway 80 and is accessible along unpaved roads and four-wheel-drive trails.  As of the date of this filing we have yet to file  these claims with Elko County and the BLM. In order to keep our interest in these claims we have to file them with both Elko County and BLM by mid June 2017.

The North Lobe Claims are held in irrevocable trust by GEM based on the terms of the Asset Purchase Agreement, as amended and are 100% controlled by Horizon without underlying obligations or encumbrances save and except a 2% Gross Production Royalty to GEM.

They North Lobe Claims cover the eastern portion of a salt flat which is part of the Great Salt Lake north of Bonneville Salt Flats, an area in which drillhole data released by a joint publication of the USGS and the Nevada Bureau of Mines and Geology documented strongly anomalous lithium concentrations in brines.

The North Lobe Claims are similar in climate and topography to the other properties but lie at an elevation of 1,250 meters (4,100 feet) above mean sea level. Mean annual rainfall is 4.5 cm (1.77 inches) and mean daily temperatures range from 46.1°C (115°F ) during July to -15°C ( 5°F) during December and January.  Access to the area is generally good via Interstate Highway 80 which traverses the Great Salt Lake to the local population center of Wendover, at the frontier between Utah (Toole County) and Nevada (Elko County). Access to the salt and mud flats which cover the target areas is generally very good via local roads and trails, with the exception that after periods of rain or snowmelt the surface can become soft and surface travel uncertain.  This is a factor primarily between February and May of each year.

No exploration has been carried out by the Company on the North Lobe Claims to date and the Company has no immediate exploration plans.

Generative Claims

In addition to the above Claims, during month of December 2016 we have located an additional 28 association placer claim blocks consisting of 224 claim units totalling 4,480 acres. These generative claims are located in Toole County, Utah and are in close proximity to our North Lobe Claims within the Great Salt Lake area. As of the date of the filing of this Current Report on Form 8-K, these claims have not been assigned to any specific group of claims.

As of the date of this filing we have yet to file these claims with Toole County and the BLM. In order to keep our interest in these claims we have to file them with both Toole County and BLM by mid June 2017.

The above generative claims are held in irrevocable trust by GEM based on the terms of the Asset Purchase Agreement, as amended and are 100% controlled by Horizon without underlying obligations or encumbrances save and except a 2% Gross Production Royalty to GEM.

No exploration has been carried out by the Company on the Generative to date and the Company has no immediate exploration plans.

Compliance with Government Regulations

Exploration and development activities are all subject to stringent national, state and local regulations.  All permits for exploration and testing must be obtained through the local Bureau of Land Management (“BLM”) r in the States of Nevada, California and Utah.  The granting of permits requires detailed applications and filing of a bond to cover the reclamation of areas of exploration.  From time to time, an archaeological clearance may need to be obtained before proceeding with any exploration programs. We plan to secure all necessary permits for any future exploration.

We have to apply for and receive permits from the BLM to conduct drilling activities on BLM administered lands.  Mining operations are regulated by the Mine and Safety Health Administration (“MSHA”).  MSHA inspectors periodically visit projects to monitor health and safety for the workers and to inspect equipment and installations for code requirements.  Workers must have completed MSHA safety training and must take refresher courses annually when working on a project.  A safety officer for the project should be on site.

Other regulatory requirements monitor the following:

(i)

Explosives and explosives handling.

(ii)

Use and occupancy of site structures associated with mining.

(iii)

Hazardous materials and waste disposal.

(iv)

State Historic site preservation.

(v)

Archaeological and paleontological finds associated with mining.

We believe that we are in compliance with all laws and plan to continue to comply with the laws in the future.  We believe that compliance with the laws will not adversely affect its business operations.  There is, however, no assurance that any change in government regulation in the future will not adversely affect our business operations.

Each year we must pay a maintenance fee of $155 per claim to the Bureau of Land Management, and on September 1 of each year, we must file an affidavit and Notice of Intent to Hold the claims in each County where one of our Claims is located.  We will be required to pay the required maintenance fees and filed the affidavits required in order to extend the claims to August 31, 2017.

Compliance with Environmental Regulation

We will have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken.  Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible.  Other potential pollution or damage must be cleaned up and renewed along standard guidelines outlined in the usual permits.  Reclamation is the process of bringing the land back to its natural state after completion of exploration activities.  Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused.  The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program.  Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings, our competitive position or us in the event that a potentially economic deposit is discovered.

Prior to undertaking mineral exploration activities, we must make application for a permit, if we anticipate disturbing land.  A permit is issued after review of a complete and satisfactory application.  We do not anticipate any difficulties in obtaining a permit, if needed.  If we enter the production phase, the cost of complying with permit and regulatory environment laws will be greater because the impact on the project area is greater.  Permits and regulations will control all aspects of the production program if the project continues to that stage.  Examples of regulatory requirements include:

(i)

Water discharge will have to meet drinking water standards;

(ii)

Dust generation will have to be minimal or otherwise re-mediated;

(iii)

Dumping of material on the surface will have to be re-contoured and re-vegetated with natural vegetation;

(iv)

An assessment of all material to be left on the surface will need to be environmentally benign;

(v)

Ground water will have to be monitored for any potential contaminants;

(vi)

The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

(vii)

There will have to be an impact report of the work on the local fauna and flora including a study of potentially endangered species.

Competition

We are an exploration stage company.  We compete with other mineral resource exploration and development companies for financing and for the acquisition of new mineral properties.  Many of the mineral resource exploration and development companies with whom we compete have greater financial and technical resources than we do.  Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties.  In addition, they may be able to afford greater geological expertise in the targeting and exploration of mineral properties.  This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration and development.  This competition could adversely impact our ability to finance further exploration and to achieve the financing necessary for us to develop our mineral properties.

Employees

We have no employees as of the date of this Current Report on Form 8-K other than our sole executive officer.  We conduct our business largely through agreements with consultants and arms-length third parties.

Research and Development Expenditures

We have not incurred any research expenditures since our incorporation.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Reports to Security Holders

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission.  You may read and copy any reports, statement or other information that we file with the Commission at the Commission's public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the Commission at (202) 551-8090 for further information on the public reference room.  These Commission filings are also available to the public from commercial document-retrieval services and at the Internet site maintained by the Commission at http://www.sec.gov.

RISK FACTORS

The following are some of the important factors that could affect our financial performance or could cause actual results to differ materially from estimates contained in our forward-looking statements.  We may encounter risks in addition to those described below.  Additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial may also impair or adversely affect our business, financial condition or results of operation.

If we do not obtain additional financing, our business will fail.

Our plan of operation calls for significant expenses in order to meet our obligations under the Asset Purchase Agreement.  There is no guarantee that we will be able to fulfill these obligations.

We will require additional financing to meet our obligations under the Asset Purchase Agreement. Obtaining financing would be subject to a number of factors outside of our control, including market conditions and additional costs and expenses that might exceed current estimates.  These factors may make the timing, amount, terms or conditions of financing unavailable to us in which case we will be unable to complete our plan of operation on our mineral property and to meet our obligations under our Asset Purchase Agreement

We have yet to earn revenue, and our ability to sustain our operations is dependent on our ability to raise financing.  As a result, our managment believes there is substantial doubt about our ability to continue as a going concern.

We have no revenues to date.  Our future is dependent upon our ability to obtain financing.  As a result, our management has expressed substantial doubt about our ability to continue as a going concern given our accumulated losses.  Our continuation depends on our ability to raise additional funds by issuing new debt or equity securities or otherwise.  If we fail to raise sufficient capital, we will not be able to complete our business plan.  As a result, we may have to liquidate our business and investors may lose their investment.

Because of the unique difficulties and uncertainties inherent in mineral exploration ventures, we face a high risk of business failure.

Investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of mineral properties.  These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

We have no known mineral reserves and if we cannot find any, we will have to cease operations.

We have no mineral reserves.  If we do not find a mineral reserve containing gold or if we cannot explore the mineral reserve, either because we do not have the money to do it or because it will not be economically feasible to do it, we will have to cease operations and you will lose your investment.  Mineral exploration, particularly for gold, is highly speculative.  It involves many risks and is often non-productive.  Even if we are able to find mineral reserves on our properties, our production capability is subject to further risks including:

-

Costs of bringing the property into production including exploration work, preparation of production feasibility studies, and construction of production facilities, all of which we have not budgeted for;

-

Availability and costs of financing;

-

Ongoing costs of production; and

-

Environmental compliance regulations and restraints.

The marketability of any minerals acquired or discovered may be affected by numerous factors which are beyond our control and which cannot be accurately predicted, such as market fluctuations, the lack of milling facilities and processing equipment near our mineral properties, and such other factors as government regulations, including regulations relating to allowable production, importing and exporting of minerals, and environmental protection.

Given the above-noted risks, the chances of finding reserves on our mineral properties are remote and funds expended on exploration will likely be lost.

Even if we discover proven reserves on our mineral property, we may not be able to commence commercial production successfully.

Our mineral property does not contain any known bodies of ore.  If our exploration programs are successful in discovering proven reserves on our mineral property, we will require additional funds in order to place the mineral property into commercial production.  The expenditures to be made by us in the exploration of our mineral property in all probability will be lost as it is an extremely remote possibility that the mineral claim will contain proven reserves.  If our exploration programs are successful in discovering proven reserves, we will require additional funds in order to place our mineral property into commercial production.  The funds required for commercial mineral production can range from several million to hundreds of millions.  We currently do not have sufficient funds to place our mineral claims into commercial production.  Obtaining additional financing would be subject to a number of factors, including the market price of lithium and the costs of exploring for or mining these materials.  These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.  Because we will need additional financing to fund our exploration activities, there is substantial doubt about our ability to continue as a going concern.  At this time, there is a risk that we will not be able to obtain such financing as and when needed.

We face significant competition in the mineral exploration industry.

We compete with other mining and exploration companies possessing greater financial resources and technical facilities than we do in connection with the acquisition of mineral exploration claims and leases on metal prospects and in connection with the recruitment and retention of qualified personnel.  There is significant competition for precious metals and, as a result, we may be unable to acquire an interest in attractive mineral exploration properties on terms we consider acceptable on a continuing basis.

There is no assurance that we will be able to comply with our obligations under the Asset Purchase Agreement.

In order comply with our obligations under the Asset Purchase Agreement we are required to make a series of initial claim registration fees and meet the annual claim maintenance fees.  In order to meet these payments, we will need to obtain substantial financing.  If we are unable to meet these payments, we will lose some or all of the Claims.

Because our sole director and executive officer does not have formal training specific to the technicalities of mineral exploration, there is a higher risk that our business will fail.

Robert Fedun, our sole director and executive officer, does not have any formal training as a geologist or in the technical aspects of managing a mineral exploration company.  Mr. Fedun’s lack of expertise could cause irreparable harm to our operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry.

Because the prices of metals fluctuate, if the price of metals for which we are exploring decreases below a specified level, it may no longer be profitable to explore for those metals and we will cease operations.

Prices of metals are determined by such factors as expectations for inflation, the strength of the United States dollar, global and regional supply and demand, and political and economic conditions and production costs in metals producing regions of the world.  The aggregate effect of these factors on metal prices is impossible for us to predict.  In addition, the prices of metals are sometimes subject to rapid short-term and/or prolonged changes because of speculative activities.  The current demand for and supply of these metals affect the metal prices, but not necessarily in the same manner as current supply and demand affect the prices of other commodities.  The supply of these metals primarily consists of new production from mining.  If the prices of the metals are, for a substantial period, below our foreseeable cost of production, we could cease operations and investors could lose their entire investment.

We may conduct further offerings in the future in which case investors’ shareholdings will be diluted.

Since our inception, we have relied on equity sales of our common stock to fund our operations.  We may conduct further equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake.  If common stock is issued in return for additional funds, the price per share could be lower than that paid by our current stockholders. We anticipate continuing to rely on equity sales of our common stock in order to fund our business operations.  If we issue additional stock, the interests of existing shareholders will be diluted.

The quotation price of our common stock may be volatile, with the result that an investor may not be able to sell any shares acquired at a price equal to or greater than the price paid by the investor.

Our common shares are quoted on the OTC Pink Markets under the symbol "HZNM”.  Companies quoted on the OTC Pink Markets have traditionally experienced extreme price and volume fluctuations.  In addition, our stock price may be adversely affected by factors that are unrelated or disproportionate to our operating performance.  Market fluctuations, as well as general economic, political and market conditions such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.  As a result of this potential volatility and potential lack of a trading market, an investor may not be able to sell any of our common stock that they acquire at a price equal or greater than the price paid by the investor.

Because our stock is a penny stock, shareholders will be more limited in their ability to sell their stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system.  Because our securities constitute “penny stocks” within the meaning of the rules, the rules apply to us and to our securities.  The rules may further affect the ability of owners of shares to sell our securities in any market that might develop for them.  As long as the trading price of our common stock is less than $5.00 per share, the common stock will be subject to Rule 15g-9 under the Exchange Act.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that:

1.

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

2.

contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities laws;

3.

contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

4.

contains a toll-free telephone number for inquiries on disciplinary actions;

5.

defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

6.

contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

RESULTS OF OPERATIONS

Quarter End Summary

	Quarter Ended March 31,		Percentage
	2017	2016	Increase / (Decrease)
Revenue	$--	$--	n/a%
Operating Expenses	(34,714)	(20,141)	72.4%
Foreign Currency Gain	723	4,830	(85.0)%
Net Loss	$(33,991)	$(15,311)	122.0%

Revenues

We did not generate any revenue during the quarters ended March 31, 2017 and 2016. Due to the exploration stage of our operations, we do not expect to have significant operating revenue in the foreseeable future.

Net Loss

Our net loss for the three-month period ended March 31, 2017, increased by $18,680 from $15,311 we incurred during the three-month period ended March 31, 2016, to $33,991 we incurred during the three months ended March 31, 2017. The increase was mainly associated with overall increase in our operating expenses as discussed further below, which was augmented by the decrease in foreign currency transaction gains.

We anticipate incurring ongoing operating losses and cannot predict when, if at all, we may expect these losses to plateau or narrow.

Operating Expenses

The major components of our expenses for the quarter ended March 31, 2017 and 2016 are outlined in the table below:

	Quarter Ended March 31,		Percentage
	2017	2016	Increase / (Decrease)
Filing Fees	$9,419	$3,434	174.3%
General and Administrative	2,607	42	6,107.1%
Professional Fees	22,688	16,665	36.1%
Total Operating Expenses	$34,714	$20,141	72.4%

During the three months ended March 31, 2017, our expenses increased by $14,573 or 72.4% from $20,141 for the three months ended March 31, 2016, to $34,714 for the three months ended March 31, 2017. The increase in our operating expenses was mainly associated with the acquisition of the mineral properties and change in our business operations, as well as with 15-day temporary halt trade order initiated by Alberta Securities Commission (the “ASC”) as a result of unauthorized promotional activities related to our stock. As such, our professional fees increased by $6,023, or 36.1%, from $16,665 we incurred during the three months ended March 31, 2016, to $22,688 we incurred during the three-month period ended March 31, 2017. Our general and administrative expenses increased by $2,565, from $42 we incurred during the three-month period ended March 31, 2016, to $2,607 we incurred during the three-month period ended March 31, 2017; and our filing fees increased by $5,985, or 174.3%, from $3,434 we incurred during the three-month period ended March 31, 2016, to $9,419 we incurred during the three-month period ended March 31, 2017.

Liquidity and Capital Resources

Cash Flows

	Quarter Ended March 31,
	2017	2016
Net Cash used in Operating Activities	$(59,339)	$(9,036)
Net Cash used in Investing Activities	-	-
Net Cash from Financing Activities	59,278	9,000
Net Decrease in Cash During Period	$(61)	$(36)

Working Capital

	At March 31, 2017	At December 31, 2016	Percentage Increase / (Decrease)
Current Assets	$13,183	$8,789	50.0%
Current Liabilities	(148,507)	(110,122)	34.9%
Working Capital Deficit	$(135,324)	$(101,333)	33.5%

During the three months ended March 31, 2017, we used $59,339 in our day-to-day operating activities. We used $33,967 to cover our cash operating costs and $4,455 to increase our prepaid expenses. These uses of cash were further increased by $9,775 decrease in our accounts payable and by $11,142 decrease in accrued liabilities.  During the three-month period ended March 31, 2017, we borrowed $50,278 from an unelated parties in exchange for unsecured promissory notes, which are due on demand and bear interest at 5% per annum compounded monthly. During the same period we recorded $9,000 owed to our President and a director for services he performed during the first quarter of our Fiscal 2017.

During the three months ended March 31, 2016, we used $9,036 in our day-to-day operating activities. We used $15,110 to cover our cash operating costs, which was offset by an increase in our accounts payable of $3,668 and by an increase in our accrued liabilities of $2,406. During the three-month period ended March 31, 2016, we recorded $9,000 owed to our President and a director for services he performed during the first quarter of our Fiscal 2016.

Year End Summary

	Year Ended December 31,		Percentage
	2016	2015	Increase / (Decrease)
Revenue	$--	$--	n/a
Operating Expenses	(108,027)	(139,081)	(22.3)%
Gain (Loss) on Settlement of Loan	(28,209)	85,519	(133.0)%
Foreign Currency Gain (Loss)	5,128	(725)	(807.3)%
Net Loss	$(131,108)	$(54,287)	141.5%

Revenues

We did not generate any revenue during the years ended December 31, 2016 and 2015. Due to the exploration stage of our operations, we do not expect to have significant operating revenue in the foreseeable future.

Net Loss

Our net loss for the years ended December 31, 2016 and 2015 were $131,108 and $54,287, respectively.  In addition to the operating expenses, discussed further below, net loss during our fiscal 2016 was further increased by $28,209 loss on settlement of debt, when we converted $10,258 owed to Mr. Tozer into 51,290 restricted common shares (the “Shares”) of our common stock at a deemed price of $0.20 per share. This loss was in part offset by gain we recorded on fluctuation of foreign exchange rates associated with the transactions we incurred in other than our functional currency, which is United States dollar.

Our net loss during the fiscal 2015 was reduced by $85,519 gain on forgiveness of advances, which we received during the fiscal 2014. To a small degree the above gain was offset by a loss on fluctuation of foreign exchange rates associated with the transactions we incurred in other than our functional currency.

Operating Expenses

The major components of our expenses for the year ended December 31, 2016 and 2015 are outlined in the table below:

	Year Ended December 31,		Percentage
	2016	2015	Increase / (Decrease)
Filing Fees	$13,673	$6,662	105.2%
General and Administrative	2,221	735	202.2%
Investigation Costs	--	57,500	(100.0)%
Mineral Exploration Costs	15,000	--	n/a
Professional Fees	77,133	74,184	4.0%
Total Operating Expenses	$108,027	$139,081	(22.3)%

Our operating expenses decreased by $31,054 or 22.3% from $139,081 incurred during the year ended December 31, 2015 to $108,027 incurred during the year ended December 31, 2016. The decrease was mainly due to $57,500 in project investigation costs we incurred in our Fiscal 2015 which were associated with our entry into the share purchase agreement to acquire all issued and outstanding shares of Boomchat Inc., which we did not complete. The decrease in project investigation costs was offset in part by increases in our other operating expenses which were directly associated with the due-diligence on acquisition of the Claims. As a result, our filing and regulatory expenses increased by 105.2% or $7,011 from $6,662 we incurred during the year ended December 31, 2015, to $13,673 we incurred during the year ended December 31, 2016; general and administrative expenses increased 202.2% or $1,486 from $735 we incurred during the year ended December 31, 2015, to $2,221 we incurred during the year ended December 31, 2016, and our professional fees increased by 4.0% or 2,949 from $74,184 we incurred during the year ended December 31, 2015, to $77,133  we incurred during the year ended December 31, 2016.

Liquidity and Capital Resources

Cash Flows

	Year Ended December 31,
	2016	2015
Net Cash used in Operating Activities	$(53,527)	$(69,175)
Net Cash used in Investing Activities	--	--
Net Cash from Financing Activities	53,696	68,631
Net Increase (Decrease) in Cash During Period	$169	$(544)

Working Capital

	At December 31, 2016	At December 31, 2015	Percentage Increase / (Decrease)
Current Assets	$8,789	$463	1,798.3%
Current Liabilities	(110,122)	(100,440)	9.6%
Working Capital Deficit	$(101,333)	$(99,977)	1.4%

During the year ended December 31, 2016, we used net cash of $53,527 to support our operating activities. We used $103,919 to cover our cash operating costs and $8,157 to increase our prepaid expenses. These uses of cash were offset by $41,875 increase in our accounts payable, of which $36,000 was attributed to the amounts due to our director and sole officer, and by $16,674 increase in accrued liabilities.  During the year ended December 31, 2016, we borrowed $10,000 from Mr. Tozer, an arms-length party, which loan was converted into shares of our common stock at a deemed price of $0.20 per share. In addition, we borrowed $39,850 under a credit line facility provided to us by Qinn Media Limited. During the same period we borrowed $3,846 from our director and sole officer.

During the year ended December 31, 2015, we used $69,175 to support our operating activities. We used $139,642 to cover our cash operating costs, which was offset by $54,522 increase in our accounts payable, of which $36,000 was attributed to the increase in the amount due to our director and sole officer, and by $15,945 increase in accrued liabilities. Our operations during the year ended December 31, 2015, were supported by $70,000 we received in advances from a third-party, which were forgiven along with an additional $5,559 debt for expenses that were paid on our behalf by the third-party. During the said period we repaid $1,369 in advances we received from our director and sole officer.

We do not have sufficient funds to maintain our operations and support our exploration initiatives for the next twelve months, as such, we continue with our ongoing efforts to raise additional capital by conducting additional issuances of our equity and debt securities for cash.  The sale of additional equity securities will result in dilution to our stockholders. The incurrence of indebtedness will result in increased debt service obligations and could require us to agree to operating and financial covenants that could restrict our operations or modify our plans to grow the business. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, will limit our ability to expand our business operations and could harm our overall business prospects.  We cannot assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms. As such, our principal accountants have expressed doubt about our ability to continue as a going concern because we have limited operations and have not fully commenced planned principal operations.

There are no known trends, events or uncertainties that have had or that are reasonably expected to have a material impact on our continuing operations.

We currently do not own any significant plant or equipment that we would seek to sell in the near future.

We have not paid for expenses on behalf of our directors.  Additionally, we believe that this fact shall not materially change.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies

The preparation of financial  statements  in  conformity  with  United States generally  accepted accounting principles requires our management to make estimates and assumptions that affect the reported amount of assets and liabilities  and  disclosure of contingent assets and liabilities at the date of the financial  statements  and  the  reported  amounts of revenues and expenses during  the reporting period.  Actual results could differ from those estimates.  Our management routinely makes judgments and estimates about the effects of matters that are inherently uncertain.

Our significant accounting policies are disclosed in Note 1 to the annual financial statements included in our previously filed Annual Report of Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 31, 2017.

PROPERTIES

We use office space at 9101 West Sahara Avenue, Suite 105 - 197, Las Vegas, Nevada  89117. Our officer, Robert Fedun, provides the office space at no charge to us. We believe that this arrangement is suitable given that our current operations are primarily administrative. We also believe that we will not need to lease additional administrative offices for at least the next 12 months. There are currently no proposed programs for the renovation, improvement or development of the facilities we use.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  We do not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

Our mineral properties are discussed in detail above under the heading “Item 1. Business”.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of June 9, 2017 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and each of our named executive officers (as defined under Item 402(m)(2) of Regulation S-K), and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Number of Shares of Common Stock(1)	Percentage of Common Stock(1)
DIRECTORS AND OFFICERS
Common Stock	Robert Fedun Chief Executive Officer, Chief Financial Officer, President, Secretary and Director	36,456,419 Shares (direct)	37.8%
Common Stock	David Bending Director	30,000,000 Shares (indirect)(2)	31.1%
Common Stock	Gilberto Arias Director	nil	0.0%
Common Stock	All Officers and Directors as a Group (3 person)	66,456,419 Shares	68.8%
5% SHAREHOLDERS
Common Stock	Robert Fedun 9101 West Sahara Avenue, Suite 105 - 197, Las Vegas, Nevada 89117	36,456,419 Shares (direct)	37.8%
Common Stock	David Bending 4410 Mountaingate, Reno Nevada,89519	30,000,000 Shares (indirect)(2)	31.1%
Common Stock	GEM Exploration Management 4410 Mountaingate, Reno Nevada,89519	30,000,000 Shares (direct)(2)	31.1%

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.   As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on June 9, 2017. As of June 9, 2017, there were 96,571,589 shares of our common stock issued and outstanding.

(2)

The number of shares reported as beneficially owned by Mr. Bending consists of 30,000,000 shares held by Gold Exploration Management Inc. a company controlled by Mr. Bending.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name and positions of our sole executive officer and director.

Name	Age	Positions
Robert Fedun	73	President, Chief Executive Officer, Chief Financial Officer, Secretary and Director
David Bending	62	Director
Gilberto Arias	52	Director

Set forth below is a brief description of the background and business experience of our sole executive officer and director:

Robert Fedun: Mr Fedun has been actively involved in the oil and gas industry for the past forty years. From 1994 to 2012, Mr. Fedun served as Chief Executive Officer and President of Dynamic Resources Corp., a corporation listed on the CSE, engaged in oil and gas exploration primarily in North Louisiana and Texas. From 1988 to 1994, Mr. Fedun served as Chief Executive Officer and President of International Focus, a company engaged in oil and gas exploration and gas compressing leasing. From 1982 through 1988 Mr. Fedun was the Vice President of Sales, Engineering and Manufacturing for PAMCO (Power Application and Manufacturing Company). Mr. Fedun was responsible for quality control of gas compressor packages, preparing budgets on future sales, expanding domestic and international sales of gas compressors.

David Bending: Mr. Bending, has over 35 years of experience in the mining exploration and development industry, including 14 years with Homestake Mining Company where he served as Exploration Manager in Latin America, three years with Texasgulf Exploration, and two years with Rio Tinto Exploration. Mr. Bending has held numerous senior executive and senior consulting positions with large exploration and mining companies. His work has directly resulted in the identification of several mineral discoveries and transactions in the United States, Canada and Mexico. He is experienced with all aspects of mining law, mining development trends, and business practices. He is fully conversant in Portuguese, Spanish, French and English. Mr. Bending obtained his B.Sc. in Geology with honors from the University of Oregon, and he completed his M.Sc. at the University of Toronto in Mineral Deposits Geology, Geochemistry and Geophysics.

Gilberto Arias: Mr. Arias is a Senior Advisor at Energeia, a network of researchers and climate change negotiators. Formerly a diplomat, Mr. Arias led the climate change delegation of Panama and acted as a Senior Advisor to the delegations of the Dominican Republic and the Marshall Islands. Mr. Arias’ focus has been on energy, agriculture, water, and cooperative arrangements in sustainable low carbon development. His portfolio includes extensive policy writing and advisory work on trade, climate change and sustainable development. Alongside policy work, Mr. Arias worked on implementation initiatives among public, private, and non-state entities.

Mr. Arias attended the University of Virginia from 1982 to 1986, graduating with a Bachelor of Arts degree in philosophy and economics. In 1986, following his graduation, he attended the University of Cambridge, graduating with a degree in law in 1988 and an LLM in 1989. From 1990 through 2000 Mr. Arias worked as an associate lawyer at Arias Fabrega & Fabrega. From 2000 through 2009 Mr. Arias was an executive at the newspaper publishing group Editora Panamá America S.A., Panama. In 2008 he was appointed a Director of Capital Bank, Panama, and in 2009 as Panama's Ambassador to the United Kingdom of Great Britain and Northern Ireland where he served until November 2011. Currently Mr. Arias works as a consultant on climate change and sustainable development, collaborating with the OECD, the World Resources Institute, and Energeia.

Significant Employees

We have no significant employees other than our sole executive officer and director.

Terms of Office

Our directors are elected to hold office until the next annual meeting of the shareholders and until his respective successor(s) has been elected and qualified.  Our executive officers are appointed by our board of directors and holds office until removed by our board of directors or until his successor(s) is appointed.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation paid or accrued to our named executive officers, as that term is defined in Item 402(m)(2) of Regulation S-K , and to our directors, during our last two completed fiscal years.

SUMMARY COMPENSATION TABLE
Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert Fedun President, Secretary, CEO & CFO	2016 2015	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$36,000(1) $36,000(1)	$36,000 $36,000

Note:

(1)

Represents amounts we paid or accrued to Mr. Fedun, for consulting services.

Outstanding Equity Awards at Fiscal Year End

As at December 31, 2016, we had no outstanding equity awards.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as set forth below, none of the following parties has, in the last two years, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•

Any of our directors or officers;

•

Any person proposed as a nominee for election as a director;

•

Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

•

Any of our promoters; and

•

Any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

During the year ended December 31, 2016, we accrued $36,000 in consulting fees with Mr. Fedun, our director, President, CEO and the CFO (2015 - $36,000).  As of December 31, 2016, we were indebted to Mr. Fedun in the amount of $10,038 (2015 - $61,477) for unpaid fees, which were included in accounts payable.

On November 11, 2016, pursuant to a debt settlement agreement with Mr. Fedun, dated for reference October 8, 2016, and issued to Mr. Fedun 456,419 common shares of the Company. The shares were issued pursuant to the provisions of Regulation S of the United States Securities Act of 1933, as amended (the “Act”). Mr. Fedun represented that he was not a resident of the United States and were otherwise not “U.S. Persons” as that term is defined in Rule 902(k) of Regulation S of the Act.

On October 28, 2016, the Company received $15,000 as a non-interest bearing advance from Greg Fedun, a relative of our President and director. The advance was used to pay for the preliminary exploratory work on the Claims. The Company repaid the advance during the same year.

Director Independence

Our common stock is quoted on the OTC Bulletin Board inter-dealer quotation system, which does not have director independence requirements.  Under NASDAQ Rule 5605(a)(2), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation.  Our director, Robert Fedun is also our sole executive officer and is therefore not independent. David Bending and Gilberto Arias do not hold executive officer positions and are considered independent.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and, to our knowledge, no such proceedings are threatened or contemplated.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Quotations for our common stock are entered on the OTC Link alternative trading system on the OTCPINK marketplace under the symbol “HZNM" (formerly “SFDY”).  The table below presents the range of high and low closing prices of our common stock for the last nine fiscal quarters as reported by Stockwatch.com. The closing prices represent inter-dealer quotations, without adjustments for retail mark-ups, markdowns or commissions and may not necessarily represent actual transactions.

Quarter Ended	High	Low

Fiscal Year 2017
March 31, 2017	$1.37	$0.31

Fiscal Year 2016
December 31, 2016	$0.80	$0.41
September 30, 2016	$0.40	$0.06
June 30, 2016	$0.10	$0.06
March 31, 2016	$0.249	$0.10

Fiscal Year 2015
December 31, 2015	$0.50	$0.20
September 30, 2015	$0.55	$0.33
June 30, 2015	$0.50	$0.35
March 31, 2015	$0.60	$0.35

Registered Holders of Our Common Stock

As of June 9, 2017, there were 36 registered holders of our common stock. We believe that a large number of stockholders hold stock on deposit with their brokers or investment bankers registered in the name of stock depositories.

Dividends

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

RECENT SALES OF UNREGISTERED SECURITIES

On October 4, 2016, pursuant to our asset purchase agreement with Gold Exploration Management Inc. (“GEM”), we issued 30,000,000 shares of our Common Stock to GEM. The shares were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act.

On November 11, 2016, pursuant to the debt settlement agreements with Mr. Evan Tozer, and Mr. Robert Fedun, dated for reference October 8, 2016, we issued Mr. Tozer, and Mr. Fedun 51,290 and 456,419 common shares of the Company, respectively. The shares were issued pursuant to the provisions of Regulation S of the United States Securities Act of 1933, as amended (the “Act”). Mr. Tozer, and Mr. Fedun represented that they were not residents of the United States and were otherwise not “U.S. Persons” as that term is defined in Rule 902(k) of Regulation S of the Act.

DESCRIPTION OF REGISTRANT’S SECURITIES

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

We are not authorized to issue shares of preferred stock.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Bylaws in Article 12 provide that to the fullest extent permitted by Delaware law the Company shall indemnify our Directors and officers against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the corporation.

The indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.  We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as Directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

FINANCIAL STATEMENTS AND EXHIBITS.

Audited financial statements for the years ended December 31, 2016, and 2015 were previously filed with our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 31, 2017.

Unaudited financial statements for the quarter ended March 31, 2017 and 2016 were previously filed with our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, filed with the SEC on May 5, 2017.

(d)

Exhibits

The following exhibits are either provided with this Current Report or are incorporated herein by reference:

Exhibit Number	Name and/or Identification of Exhibit

3	Articles of Incorporation & By-Laws
a. Articles of Incorporation (1)
b. Bylaws (1)
10.1	Letter Agreement dated March 15, 2014 among Horizon Minerals Corp. and Boomchat Inc.(2)
10.2	Share Purchase Agreement dated for reference April 6, 2015 among the Company, Dan Clayton, Boomchat Inc. and Robert Fedun.(5)
10.3	Asset Purchase Agreement by and between Gold Exploration Management Inc. and Horizon Minerals Corp. dated October 4, 2016.(6)
10.4	Debt Settlement Agreement between Mr. Evan Tozer and Horizon Minerals Corp. dated October 8, 2016.(7)
10.5	Debt Settlement Agreement between Mr. Robert Fedun and Horizon Minerals Corp. dated October 8, 2016(7)
10.6	Amendment No. 1 to Asset Purchase Agreement, dated December 20, 2016.(8)
14	Code of Ethics(4)
31	Rule 13a-14(a)/15d-14(a) Certification(8)
32	Certification under Section 906 of the Sarbanes-Oxley Act (18 U.S.C. Section 1350)(8)
99.1	Audit Committee Charter(3)
101	Interactive Data File
(INS) XBRL Instance.
(SCH) XBRL Taxonomy Extension Schema.
(CAL) XBRL Taxonomy Extension Calculation Linkbase.
(DEF) XBRL Taxonomy Extension Definition Linkbase.
(LAB) XBRL Taxonomy Extension Label Linkbase.
(PRE) XBRL Taxonomy Extension Presentation Linkbase.

Notes:

(1)

Incorporated by reference to the Registration Statement on Form S-1, previously filed with the SEC on September 13, 2011.

(2)

Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on March 20, 2014.

(3)

Incorporated by reference to the Annual Report on Form 10-K, previously filed with the SEC on March 31, 2014.

(4)

Incorporated by reference to the Annual Report on Form 10-K, previously filed with the SEC on March 30, 2015

(5)

Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on April 13, 2015.

(6)

Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on October 12, 2016.

(7)

Incorporated by reference to the Quarterly Report on Form 10-Q, previously filed with the SEC on November 15, 2016.

(8)

Incorporated by reference to the Annual Report on Form 10-K, previously filed with the SEC on March 31, 2017.

ITEM 8.01

OTHER EVENTS.

In February 10, 2017, as a result of unauthorized recent promotional activities related to our stock, the Alberta Securities Commission (the “ASC”) initiated a 15 day temporary halt trade order. The Company cautions investors that the information contained in such unauthorized promotional materials may not be accurate and the Company accepts no responsibility for the accuracy of the information contained in these promotions.

Following the 15 day period the halt lapsed and the ASC advised that it will not be seeking an extension. The Company is cooperating fully with the ASC investigation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON MINERALS CORP.

Date: June 13, 2017
By: /s/ Robert Fedun

ROBERT FEDUN
Chief Executive Officer, Chief Financial Officer, President, Secretary and Director